Exhibit 21.1

SUBSIDIARIES OF FOX CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bento Box Entertainment, LLC	Delaware
Big Ten Network, LLC	Delaware
Blockchain Creative Labs, LLC	California
Credible Holdings LLC	Delaware
Credible Labs Inc.	Delaware
Fox B10 Channel Partner, LLC	Delaware
Fox Broadcasting Company, LLC	Delaware
Fox News Network, LLC	Delaware
Fox Sports 1, LLC	Delaware
Fox Sports 2, LLC	Delaware
Fox Sports Holdings, LLC	Delaware
Fox Sports Productions, LLC	Delaware
Fox Studio Lot LLC	Delaware
Fox Television Holdings, LLC	Delaware
Fox Television Stations, LLC	Delaware
Fox USFL Holdings, LLC	Delaware
Fox/UTV Holdings, LLC	Delaware
Foxcorp Holdings LLC	Delaware
FSG Services, LLC	Delaware
FSGS Holdings, LLC	Delaware
KCOP Television, LLC	California
Mar Vista Entertainment, LLC	Delaware
Mar Vista Media, LLC	Delaware
New Fox Services LLC	Delaware
New World Communications Group Incorporated	Delaware
New World Communications of Atlanta, Inc.	Delaware
New World Communications of Detroit, Inc.	Delaware
New World Communications of Tampa, Inc.	Delaware
New World Television Incorporated	Delaware
NW Communications of Phoenix, Inc.	Delaware
NW Communications of Texas, Inc.	Texas
NWC Acquisition Corporation	Delaware
NWC Holdings Corporation	Delaware
NWC Sub I Holdings Corporation	Delaware
NWC Sub II Holdings Corporation	Delaware
Outkick Media LLC	Tennessee
Project Six Business Trust	Nevada
Project Six Holdco, Inc.	Delaware
Speed Channel, LLC	Delaware
Studio Ramsay Global, LLC	Delaware
Tubi, Inc.	Delaware
XOF Productions, LLC	Delaware